USA MUTUALS
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 16th day of February, 2009, to the Transfer Agent Servicing Agreement dated as of August 29, 2005, as amended (the "Agreement"), is entered into by and between USA MUTUALS, a Delaware business trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C is hereby superseded and replaced with Exhibit C attached hereto and

Appendix 1 to Exhibit D is hereby superseded and replaced with Appendix 1 to Exhibit D.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers on one or more counterparts as of the date and year first written above.

MUTUALS.COM	U.S. BANCORP FUND SERVICES, LLC

By: /s./ Joseph Neuberger	By: /s/ Michael R. McVoy

Name: Joseph Neuberger	Name: Michael R. McVoy
Title: Chairman	Title: Executive Vice President

Exhibit C to the Transfer Agent Servicing Agreement

USA Mutuals Effective 3/1/2009 Annual Fee Schedule

Minimum Annual Fees*#
• $____ on the first 5 classes

Asset Based Fees*#
• ____ basis points on the first $____
• ____ basis points on the next $____
• ____ basis point on the balance

Account Fees*#
• $____ per open account
• $____ per closed account
• $____ per matrix level 3 account

Activity Charges
• Shareholder Servicing:  $____ per call
• VRU Calls:  $____ per call
• AML Base Service (excluding Network Level 3)
0-999 accounts-$____ per year
1,000-4,999 accounts:  $____ per year
5,000-9,999 accounts:  $____ per year
10,000+ accounts:  $____ per year
• AML New Account Services
$____ per domestic new account
$____ per foreign new account
• ACH Fees
$____ per month per fund group
$____ per item, set-up, change
$____ per returned item/reversal/correction
• Omnibus and 401K Transactions:
$____ for the first 100 transactions
$____ on the next 400
$____ on the next 1,500
$____ on the next 3,000
$____ on the balance
• 401(k) Daily Valuation Trades:  $____ per trade

CCO Support Services:  $____ per year*

Fees are billed monthly
* Subject to CPI Increase, Milwaukee MSA
#-Subject to Trust Level Minimum of $____ on first five classes.

Out-of-pocket Costs-Including but not limited to:
• Telephone toll-free lines, call transfers, etc
• Mailing, sorting and postage
• Stationary, envelopes
• Programming, special reports
• Insurance, record retention, microfilm/fiche
• Proxies, proxy services
• Lost shareholder search
• ACH fees
• NSCC charges
• All other out-of-pocket expenses
• DST Disaster Recovery Accounts:  $____ per account

Qualified Plan Fees (Billed to Investors)
• $____/ Qualified plan acct (capped at $____/SSN)
• $____/ Coverdell ESA acct (capped at $____/SSN)
• $____/ transfer to successor trustee
• $____/ participant distribution (excluding SWPs)
• $____/ refund of excess contributions

Shareholder Fees (Billed to Investors)
• $____/ outgoing wire transfer
• $____/ overnight delivery
• $____/ telephone exchange
• $____/ return check or ACH
• $____/ stop payment
• $____/research request per account (For requested items of the second calendar year [or previous] to the request) (Capped at $____/ request)

Technology Charges
• VRU Maintenance:  $____/month/Cusip
• Average Cost Accounts:  $____ per account
• Selects:  $____ per select
• e-Business Solutions (Report Source):  $____
• Remote Data Capture:  $____ per record
• Vision:  $____ per back office inquiry & $____ for each broker

ID
• Extraordinary services-charged as incurred
             -Development/Programming:  $____/ hour
             -Conversion of Records:  Estimate to be provided
             -Custom processing, re-processing

Appendix 1 to Exhibit D to the Transfer Agent Servicing Agreement

USA Mutuals Effective 3/1/2009 E-Commerce & Internet Services Annual Fee Schedule

FAN WEB – Shareholder internet access to account information and transaction capabilities.  Internet service connected directly to the fund group’s web site through a transparent hyperlink.  Shareholder can access account information, portfolio listing within a fund family, view transaction history, purchase additional shares through ACH, etc.

                        • Annual Base Fee - $____ per year

                        • Activity (Session) Fees:
                           • Inquiry - $____ per event
                           • Account Maintenance - $____ per event
                           • Transaction – financial transactions, reorder statements, etc - $____